Exhibit 5.1

April 17, 2025

CaliberCos Inc.

8901 E. Mountain View Rd. Ste. 150

Scottsdale, Arizona 85258

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CaliberCos Inc., a Delaware corporation (the “Company”), in connection with the Company’s offer, issuance and sale from time to time of up to (i) 2,400,000 units (the “Units”), with each Unit consisting of one share (collectively, the “Shares”) of Class A common stock, $0.001 par value per share of the Company (the “Common Stock”), and one right to receive one-fifth of one share of Common Stock (collectively, the “Rights”); and (ii) representative warrants to purchase shares of Common Stock equal to 8% of the aggregate number of shares of Common Stock being offered (“Representative Warrants”; the Units and Representative Warrants collectively the “Securities”) pursuant to the Underwriting Agreement (the “Agreement”), dated as of April 17, 2025, by and between the Company and Craft Capital Management LLC, as representative to the underwriters (“Representative”). The Securities are included in a Registration Statement on Form S-3 (Registration No. 333-280243) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2024 and declared effective on June 25, 2024 (the “Registration Statement”), and we understand that the Securities are to be offered and sold in the manner described in the base prospectus, dated June 25, 2024 (the “Base Prospectus”) and the prospectus supplement dated April 17, 2025 (collectively, with the Base Prospectus, the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

In connection with our opinion, we have examined (i) the Registration Statement, including the exhibits thereto, (ii) the Prospectus, (iii) the Agreement, (iv) the Units, (v) the Representative Warrants, (vi) the Company’s Third Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), (vii) the Company’s Amended and Restated Bylaws, as amended, and (viii) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. We have also assumed that after the issuance of any securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock available for issuance under the Certificate of Incorporation as then in effect.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

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As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that the Securities, when issued by the Company against payment therefor in the circumstances contemplated by the Prospectus, will have been duly authorized for issuance by all necessary corporate action by the Company, and will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the General Corporate Law of the State of Delaware, and we express no opinion herein as to any other statues, rules or regulations.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the inclusion of this opinion to the Company’s Current Report on Form 8-K, dated April 17, 2025, which is incorporated by reference in the Prospectus, and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement and Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington